EXHIBIT 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made this 22nd day of April 2021, by and between Golden Matrix Group, Inc., a Nevada corporation (the “Company”), and Omar Jimenez, an individual (the “Consultant”) (each of the Company and Consultant is referred to herein as a “Party”, and collectively referred to herein as the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company desires to obtain the services of Consultant, and Consultant desires to provide consulting services to the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as of the Effective Date as follows:

ARTICLE I.

ENGAGEMENT; TERM; SERVICES

1.1. Services. Pursuant to the terms and conditions hereinafter set forth, the Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide services to the Company as the Company’s Chief Financial Officer (CFO) and Chief Compliance Officer (CCO), and the principal financial/accounting officer, following the filing of the Company’s Annual Report on Form 10-K for the year ended January 31, 2021, to provide the services as set forth on Appendix A, and as reasonably requested by the Company during the Term of this Agreement (collectively, the “Services”). All parties understand that Consultant has other business interests and will initially devote 20 hours per week to the Services, which hours and consideration payable hereunder may be increased from time to time with the mutual approval of the Chief Executive Officer and the Consultant.

1.2. Term. Consultant shall begin providing Services hereunder on April 22, 2021 (the “Effective Date”), and this Agreement shall remain in effect until terminated a provided in ARTICLE IV, below (the “Term”).

1.3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the Services which may be requested from the Consultant from time to time by the Company and duly authorized representatives of the Company. The Consultant shall provide the Services required hereunder in a diligent and professional manner.

1.4. Compliance with Applicable Laws. All services provided by the Consultant hereunder shall be in full compliance with all applicable laws and regulations.

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ARTICLE II.

CONSIDERATION; EXPENSES; INDEPENDENT CONTRACTOR; TAXES

2.1. Consideration. During the Term of this Agreement, for all Services rendered by Consultant hereunder and all covenants and conditions undertaken by the Parties pursuant to this Agreement, the Company shall pay, and Consultant shall accept, as compensation:

2.1.1 $12,500 per month during the Term, payable monthly in arrears (the “Consulting Fee”), which may be increased from time to time with the consent of the Company and Mr. Jimenez; and

2.1.2 Options to purchase 50,000 shares of common stock of the Company (the “Options”), which shall have a term of two years, an exercise price equal to the closing sales price of the Company’s common stock on the date the grant of such options is approved by the Board of Directors of the Company (which shall be no later than five (5) days after the date of this Agreement), and be issued under, and subject to the terms of, the Company’s 2018 Equity Incentive Plan (the “Plan”), and the Option Agreement entered into to evidence the award of such Options. A total of 25,000 of the Options shall vest to the Consultant immediately upon grant and the remaining 25,000 Options shall vest to the Consultant on the six-month anniversary of the Effective Date of this Agreement, subject to Consultant’s continued service with the Company on such vesting date.

2.2. Bonuses. The Board of Directors may grant the Consultant bonuses in cash, stock or options from time to time in its discretion.

2.3. Expenses. The Company agrees to reimburse Consultant for his reasonable, documented out-of-pocket expenses associated with the Services (the “Expenses”), subject to the Company’s normal and usual reimbursement policies, provided that the Consultant shall receive written authorization of any one-time Expense greater than $500 not included in a pre-approved budget for any study relating to the Services.

2.4. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent or employee of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority in connection with the Services. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income. The Company and Consultant agree that Consultant will receive no Company- sponsored benefits from the Company pursuant to this Agreement.

2.5. Taxes. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Consultant under the terms of this Agreement. Consultant agrees and understands that it is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Consultant agrees to indemnify and hold harmless the Company and his affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising from or in connection with (i) any obligation imposed on the Company to pay withholding taxes or similar items, or (ii) any determination by a court or agency that the Consultant is not an independent contractor pursuant to this Agreement.

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ARTICLE III.

INDEMNIFICATION

3.1. The Company agrees to indemnify Consultant and hold Consultant harmless from and against any and all losses, claims, damages, liabilities and costs (and all actions in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs of investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which Consultant is a party, as and when incurred, directly or indirectly caused by, relating to, based upon or arising out of any work performed by Consultant in connection with this Agreement to the full extent permitted by the Nevada Revised Statutes, and by the Articles of Incorporation and Bylaws of the Company, as may be amended from time to time, and pursuant to any indemnification agreement between Consultant and the Company.

3.2. The indemnification provision of this ARTICLE III shall be in addition to any liability which the Company may otherwise have to Consultant.

3.3. If any action, proceeding or investigation is commenced as to which Consultant proposes to demand such indemnification, Consultant shall notify the Company with reasonable promptness. Consultant shall have the right to retain counsel of Consultant’s own choice to represent Consultant and the Company shall pay all reasonable fees and expenses of such counsel; and such counsel shall, to the fullest extent consistent with such counsel’s professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Consultant made with the Company’s written consent, which consent shall not be unreasonably withheld or delayed, to the fullest extent permitted by the Nevada Revised Statutes, and by the Articles of Incorporation and Bylaws of the Company, as may be amended from time to time.

ARTICLE IV.

TERMINATION

4.1. Termination. This obligations under this Agreement shall begin on the Effective Date and continue to bind the Parties until the earlier of (a) thirty (30) days after written notice to terminate this Agreement is provided by either the Company or the Consultant, to the other Party hereto; (b) the termination of this Agreement by the Company or the Consultant for Cause (as defined below); and (c) the date this Agreement is mutually terminated by the Parties. Notwithstanding the above, the Consultant may be terminated as CFO and/or CCO of the Company at any time during the Term, in the discretion of the Board of Directors, which termination will not affect the other terms of this Agreement, and which termination will reduce the Services required to be provided hereunder to general business consulting services as requested from time to time by the Company’s Chief Executive Officer and/or Board of Directors.

4.2. Termination for Cause.

4.2.1 The Company may immediately terminate this Agreement for Cause upon written notice of termination to Consultant, with the particular Cause being specified in such notice. With respect to a termination by the Company, “Cause” means any of the following in the Company’s reasonable judgment: (i) Consultant’s act or acts amounting to gross negligence or willful misconduct to the detriment of the Company; (ii) Consultant’s fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees; (iii) Consultant’s failure to observe or perform any covenant, condition or provision of this Agreement; (iv) Consultant’s willful failure to comply with a lawful directive of the Company’s Chief Executive Officer or Board of Directors; (v) Consultant’s failure to comply with any of the Company’s written policies and procedures, including, but not limited to, the Company’s Corporate Code of Ethics and Insider Trading Policy; or (vi) Consultant’s conviction of, or plea of guilty or nolo contendere to a felony.

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4.2.2 Consultant may immediately terminate this agreement for Cause upon written notice of termination to the Company. With respect to a termination by Consultant, “Cause” means any of the following in Consultant’s reasonable judgment: (a) any act or omission by the Company that constitutes a material breach of this Agreement, or (b) any request by the Company to act, attest, certify, or otherwise perform any function in violation of any local, state, or federal statute or regulation, or any other recognized rules related to his performance as the CFO, and remains uncured ten (10) days after Consultant provides written notice of the alleged breach or request to the Company’s Chief Executive Officer.

4.3. Termination Date. “Termination Date” shall mean the date on which Consultant’s engagement with the Company hereunder is actually terminated.

4.4. Rights Upon Termination. Upon termination of the Term, the Consultant shall be paid any and all Consulting Fees accrued and due through the Termination Date, which shall represent the sole compensation and fees due to Consultant. The Consultant shall also continue to comply with the terms of ARTICLE V and ARTICLE VII hereof following the Termination Date.

ARTICLE V.

CONFIDENTIAL/TRADE SECRET INFORMATION;

COMPANY PROPERTY; NON-SOLICITATION

5.1. Confidential/Trade Secret Information/Non-Disclosure/Non-Solicitation.

5.1.1 Confidential/Trade Secret Information Defined. During the course of Consultant’s engagement, Consultant will have access to various Confidential/Trade Secret Information of the Company and information developed for the Company. For purposes of this Agreement, the term “Confidential/Trade Secret Information” is information that is not generally known to the public and, as a result, is of economic benefit to the Company in the conduct of its business, and the business of the Company’s subsidiaries. Consultant and the Company agree that the term “Confidential/Trade Secret Information” includes but is not limited to all information developed or obtained by the Company, including its affiliates, and predecessors, and comprising the following items, whether or not such items have been reduced to tangible form (e.g., physical writing, computer hard drive, disk, tape, etc.): all methods, techniques, processes, ideas, research and development, product designs, engineering designs, plans, models, production plans, business plans, add-on features, trade names, service marks, slogans, forms, pricing structures, business forms, marketing programs and plans, layouts and designs, financial structures, operational methods and tactics, cost information, the identity of and/or contractual arrangements with suppliers and/or vendors, accounting procedures, and any document, record or other information of the Company relating to the above. Confidential/Trade Secret Information includes not only information directly belonging to the Company which existed before the date of this Agreement, but also information developed by Consultant for the Company, including its subsidiaries, affiliates and predecessors, during the term of Consultant’s engagement with the Company. Confidential/Trade Secret Information does not include any information which (a) was in the lawful and unrestricted possession of Consultant prior to its disclosure to Consultant by the Company, its subsidiaries, affiliates or predecessors, (b) is or becomes generally available to the public by lawful acts other than those of Consultant after receiving it, or (c) has been received lawfully and in good faith by Consultant from a third party who is not and has never been a Consultant of the Company, its subsidiaries, affiliates or predecessors, and who did not derive it from the Company, its subsidiaries, affiliates or predecessors.

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5.1.2 Restriction on Use of Confidential/Trade Secret Information. Consultant agrees that his use of Confidential/Trade Secret Information is subject to the following restrictions for an indefinite period of time so long as the Confidential/Trade Secret Information has not become generally known to the public:

(i) Non-Disclosure. Consultant agrees that it will not publish or disclose, or allow to be published or disclosed, Confidential/Trade Secret Information to any person without the prior written authorization of the Company unless pursuant to or in connection with Consultant’s job duties to the Company under this Agreement; and

(ii) Non-Removal/Surrender. Consultant agrees that it will not remove any Confidential/Trade Secret Information from the offices of the Company or the premises of any facility in which the Consultant is performing services for the Company, except pursuant to his duties under this Agreement. Consultant further agrees that it shall surrender to the Company all documents and materials in his possession or control which contain Confidential/Trade Secret Information and which are the property of the Company upon the termination of his engagement with the Company, and that it shall not thereafter retain any copies of any such materials.

5.2. Breach of Provisions. If Consultant materially breaches any of the provisions of this ARTICLE V, or in the event that any such breach is threatened by Consultant, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this ARTICLE V.

5.3. Reasonable Restrictions. The Parties acknowledge that the foregoing restrictions, as well as the duration and the territorial scope thereof as set forth in this ARTICLE V, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

5.4. Specific Performance. Consultant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

5.5. Company Property. Upon termination of this Agreement, or on demand by the Company during the Term of this Agreement, Consultant will immediately deliver to the Company, and will not keep in his possession, recreate or deliver to anyone else, any and all Company property, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, photographs, charts, all documents and property, and reproductions of any of the aforementioned items that were developed by Consultant pursuant to the terms of this Agreement, obtained by Consultant in connection with the provision of the Services, or otherwise belonging to the Company or its successors or assigns.

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ARTICLE VI.

MUTUAL REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE PARTIES

6.1. Power and Authority. The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the Parties rights generally and general equitable principles.

6.2. Execution and Delivery. The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Parties are bound or affected.

6.3. Authority of Entities. Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

ARTICLE VII.

WORK PRODUCT

7.1. Work Made for Hire. Consultant hereby agrees that all information, materials, tools, data, inventions, ideas, writings and other property, including, without limitation any improvements or modifications, whether or not copyrightable, created or adapted by it, whether alone or in conjunction with any other person, firm or corporation (hereinafter referred to as “Person”) arising out of or created in connection with Services, provided for the Company hereunder or as a result of such Services (the “Work Product”), whether or not eligible for patent, copyright, trademark, trade secret or other legal protection, shall be “work made for hire” for the Company within the meaning of the United States Copyright Act of 1976 and for all other purposes and as such, the sole and exclusive property of the Company.

7.2. License of Work Product. Consultant acknowledges that the Company in its sole discretion shall have the right to license the Work Product or any portion thereof, and/or incorporate the Work Product or any portion thereof into the Company’s products, for use by other licensees or clients of the Company.

7.3. Right to Work Product. Consultant hereby assigns exclusively to the Company in perpetuity, all right, title and interest of any kind whatsoever, in and to the Work Product, including any and all patents, patent rights, trademarks, mask work rights, trade secrets, rights of priority, copyrights and other proprietary rights thereto (and the exclusive right to register copyrights, patents, trademarks and other rights), and represents and warrants that Consultant has not previously assigned such rights or any portion thereof to any other Person. Accordingly, all rights in and to the Work Product, including any materials derived therefrom or based thereon and regardless of whether any such Work Product is actually used by the Company, shall from its creation be owned exclusively by the Company and Consultant will not have or claim to have any rights of any kind whatsoever in such Work Product. Without limiting the generality of the foregoing, Consultant will not make any use of any of the Work Product in any manner whatsoever without the Company’s prior written consent.

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7.4. Representations Regarding Work Product. Consultant represents and warrants that the Work Product provided by it hereunder will be original works created by it or a third party and not previously published in any form and that the use by the Company of the Work Product will not violate or infringe on any copyright or other proprietary or privacy right of any other Person and that the Company will have the right to use the Work Product in perpetuity without obligation to any Person. In the event of any breach of this representation and warranty, Consultant agrees to indemnify the Company and hold it harmless from and against any and all claims, costs, liabilities and expenses incurred by it as a result of such breach. “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.

7.5. Assignment of Rights. In some jurisdictions, Consultant may have a right, title, or interest (“Right,” including without limitation all right, title, and interest arising under patent law, copyright law, trade-secret law, or otherwise, anywhere in the world, including the right to sue for present or past infringement) in certain Work Product that cannot be automatically owned by the Company. In that case, if applicable law permits Consultant to assign Consultant’s Right(s) in future Work Product at this time, then Consultant hereby assigns any and all such Right(s) to the Company, without additional compensation to Consultant; if not, then Consultant agrees to assign any and all such Right(s) in any such future Work Product to the Company or its nominee(s) upon request, without additional compensation to Consultant.

7.6. Waiver of Moral Rights. The Consultant waives the Consultant’s moral rights to any and all copyrights subsisting in the Work Product. If required by the Company, the Consultant also agrees to sign, and to cause the Consultant’s employees and subcontractors to sign, any applications or other documents the Company may reasonably request: (a) to obtain or maintain patent, copyright, industrial design, trade-mark or other similar protection for the Work Product, (b) to transfer ownership of the Work Product to the Company, and (c) to assist the Company in any proceeding necessary to protect and preserve the Work Product. The Company will pay for all expenses associated with preparing and filing such documents.

ARTICLE VIII.

MISCELLANEOUS

8.1. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 8.1, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 8.1, or which such recipient ‘replies’ to such prior email). Such notices shall be sent to the applicable party or parties at the address specified below:

If to the Company:	Golden Matrix Group, Inc. Attn: Anthony Brian Goodman brian@giantrevenue.com

If to the Consultant:	Omar Jimenez Email: omarjimenez@hotmail.com

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8.2. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, successors and assigns. Consultant may not assign any of its rights or obligations under this Agreement. The Company may assign its rights and obligations under this Agreement to any successor entity.

8.3. Severability. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the Parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

8.4. Waiver. No waiver by a Party of a breach or default hereunder by the other Party shall be considered valid, unless expressed in a writing signed by such first Party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

8.5. Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires.

8.6. Entire Agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Consultant, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to Consultant’s engagement, express or implied, other than to the extent expressly provided for herein.

8.7. Amendment. No modification, change or amendment of this Agreement or any of its provisions shall be valid, unless in a writing signed by the Parties.

8.8. Captions. The captions, headings and titles of the sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

8.9. Governing Law. This Agreement, and all of the rights and obligations of the Parties in connection with the relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of Nevada without giving effect to principles relating to conflicts of law.

8.10. Survival. The termination of Consultant’s engagement with the Company pursuant to the provisions of this Agreement shall not affect Consultant’s obligations to the Company hereunder which by the nature thereof are intended to survive any such termination, including, without limitation, Consultant’s obligations under ARTICLE V and ARTICLE VII of this Agreement.

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8.11. No Presumption from Drafting. This Agreement has been negotiated at arm’s- length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

8.12. Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

8.13. Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; and (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email.

8.14. Electronic Signatures and Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written, to be effective as of the Effective Date.

“COMPANY”	GOLDEN MATRIX GROUP, INC.

/s/ Anthony Brian Goodman
Anthony Brian Goodman
President and Chief Executive Officer

“CONSULTANT”	/s/ Omar Jimenez
Omar Jimenez

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APPENDIX A

(a) The Consultant will provide services to the Company as CFO and CCO, as are customary for these positions in public corporations of similar size as the Company.

(b) The Consultant will perform all duties and fulfill the responsibilities typically completed or required of a CFO of a public company in the United States, including, but not limited to, oversight of the Company’s accounting and finance organization (including Treasury and Tax functions), financial and accounting compliance functions, preparing the Company’s financial statements and signing the Company’s reports to be filed with the Securities and Exchange Commission (for instance on Forms 10-Qs and 10-Ks), assisting in financing or other strategic transactions, coordinating with the Company’s independent public accountants with respect to quarterly reviews and annual audits, coordinating with the Chairman of the Audit Committee and providing all information necessary, appropriate or required for the Audit Committee, and such other duties reasonably requested by the Company’s corporate officers or Board of Directors, consistent with the position of Chief Financial Officer.

(c) The Consultant shall also provide any calculations and written reports as may be requested by any lenders to the Company.

(d) As CCO, the Consultant shall manage, review and supervise the Company’s regulatory compliance program, including the Company’s Corporate Disclosure Policy, the internal audit program, and the Company’s compliance with various policies, procedures and codes of conduct of the Company in effect from time to time which apply to other employees and executive officers; and shall oversee the Company’s compliance with laws, regulatory requirements, policies, and procedures, including, but not limited to, its filings with the Securities and Exchange Commission and disclosures to The NASDAQ Capital Market.

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